Exhibit 99.1

News from Xerox For Immediate Release	Xerox Corporation 201 Merritt 7 Norwalk, CT 06851-1056 Tel +1-203-968-3000

Xerox Corporation Completes One-for-Four Reverse Stock Split

NORWALK, Conn, June 14, 2017 - Xerox Corporation (NYSE: XRX) reported today that it has completed the previously announced reverse stock split of Xerox common stock at a ratio of one-for-four shares, together with a proportionate reduction in the authorized shares of its common stock from 1,750,000,000 shares to 437,500,000 shares.

The reverse stock split and authorized share reduction were approved by Xerox shareholders at the company’s annual shareholder meeting on May 23, 2017. The certificate of amendment was accepted for filing by the New York Department of State on June 14, 2017.

Xerox common stock will begin trading on a split-adjusted basis at market open on June 15, 2017. Xerox common stock continues to trade on the New York Stock Exchange under the symbol “XRX”, although a new CUSIP number (984121 608) has been assigned to the common stock because of the reverse stock split.

As a result of the spin-off of the company’s business process outsourcing business, now Conduent Incorporated, Xerox’s market capitalization was divided. Consequently, the company proposed the reverse stock split, which is intended to increase the per share trading price of Xerox common stock and should improve its liquidity and facilitate its trading.

As a result of the reverse stock split, every four shares of Xerox common stock issued and outstanding or held as treasury shares were automatically combined and reclassified into one share of Xerox common stock. The reverse stock split also affected all outstanding Xerox equity awards and outstanding convertible securities.

No fractional shares have been issued in connection with the reverse stock split. Shareholders otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares.

The company’s transfer agent, Computershare Inc., is acting as exchange agent for the reverse stock split. Xerox shareholders holding their shares of common stock in book entry form or in “street name” through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Xerox shareholders holding their shares of common stock in certificated form will receive a letter of instructions from Computershare shortly following the effective date. Computershare can be contacted at 1-800-828-6396.

The company’s common stock dividend has been adjusted on a proportional basis. Xerox’s next quarterly cash dividend, payable on July 31, 2017, will be 25 cents per share on Xerox common stock. The company’s second quarter reported EPS results as well as the company’s full-year 2017 per share guidance will be correspondingly adjusted to reflect the one-for-four reverse stock split.

Additional information concerning the reverse stock split can be found in Xerox’s definitive proxy statement dated April 10, 2017 filed with the Securities and Exchange Commission (the “SEC”), available free of charge at the SEC’s website, www.sec.gov, or at Xerox’s website, www.xerox.com.

About Xerox

Xerox Corporation is an $11 billion technology leader that innovates the way the world communicates, connects and works. Our expertise is more important than ever as customers of all sizes look to improve productivity, maximize profitability and increase satisfaction. We do this for small and mid-size businesses, large enterprises, governments, graphic communications providers, and for our partners who serve them.

We understand what’s at the heart of work – and all of the forms it can take. We embrace the increasingly complex world of paper and digital. Office and mobile. Personal and social. Every day across the globe – in more than 160 countries – our technology, software and people successfully navigate those intersections. We automate, personalize, package, analyze and secure information to keep our customers moving at an accelerated pace. For more information, visit www.xerox.com.

Forward-Looking Statements

This Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2016 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox Corporation and Fujifilm Holdings Corporation (“Fujifilm”) in which Xerox holds a 25% equity interest and Fujifilm holds the remaining equity interest. On April 20, 2017, Fujifilm publicly announced it had formed an independent investigation committee to conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary related to the recovery of receivables associated with certain sales leasing transactions that occurred in, or prior to, Fuji Xerox’s fiscal year ending March 31, 2016. In first quarter 2017, we recognized a charge of approximately $30 million, which represented our share of the Fujifilm total adjustments from this initial review, as publicly disclosed by Fujifilm.

On June 12, 2017, Fujifilm released the redacted Japanese language version of the independent investigation committee’s report and stated that an English language version of the report would be made available shortly. Among other information, the summary English language report disclosed: (a) a higher level of adjustments than earlier disclosed by Fujifilm (JPY37.5 billion versus JPY22 billion; approximately $340 million versus approximately $200 million based on JPY110.29 to $1.00), (b) a broader geographic scope of accounting issues (e.g., now includes transactions at Fuji Xerox’s Australian subsidiary), (c) the time period to which the adjustments relate (full year March 2011 through full year March 2016) and (d) internal control issues at Fuji Xerox. We are currently analyzing the information contained in the report, as well as seeking additional information from Fujifilm and Fuji Xerox. As a result of this new information, we anticipate having to reflect the increase in the adjustments in our financial statements, the amount of which and applicable reporting periods with respect thereto will be able to be determined and disclosed when we receive the additional information we requested, and our analysis and re-evaluation of materiality are complete.

Given our status as a minority investor, we have limited contractual and other rights to information with respect to Fuji Xerox matters. We were not involved in the investigation, including in determining its scope and timing, and are therefore reliant on Fuji Xerox and Fujifilm to provide information to us. Although the independent investigation committee’s report has been issued and we are not aware of any additional adjustments, additional issues may be identified that may require material adjustments to the amount and timing of charges that we have already recognized or expect to recognize. We can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof.

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Media Contact:

Bill McKee, Xerox, +1-585-423-4476, bill.mckee@xerox.com

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